SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 20, 2006
Berkshire Hathaway Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-14905 (Commission File Number)	47-0813844 (IRS Employer Identification No.)
1440 Kiewit Plaza, Omaha, Nebraska 68131
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(402) 346-1400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.
     On September 20, 2006, the U.S. Department of Justice (“DOJ”) announced a superseding indictment in connection with charges previously disclosed against former executives of General Re Corporation (“Gen Re”) related to a transaction initially effected with American International Group (“AIG”) in late 2000 (the “AIG Transaction”). The superseding indictment includes charges against Christopher Garand, a former Gen Re Senior Vice President and the former head and chief underwriter of Gen Re’s U.S. finite reinsurance operations who was not charged in the original February 2006 indictment, as well as charges similar to those in the original indictment against Ronald Ferguson, the former Chief Executive Officer of Gen Re, Elizabeth Monrad, the former Chief Financial Officer of Gen Re, and Robert Graham, a former Senior Vice President and Assistant General Counsel of General Reinsurance Corporation, a subsidiary of Gen Re (“GRC”), and a former officer of AIG, each of whom was charged in the original indictment. Mr. Garand is charged with one count of conspiracy to violate securities laws and to commit mail fraud, three counts of securities fraud, three counts of making false statements to the Securities and Exchange Commission, and three counts of mail fraud in connection with the AIG Transaction. Each of Mr. Ferguson, Ms. Monrad and Mr. Graham is charged with one count of conspiracy to violate securities laws and to commit mail fraud, seven counts of securities fraud, five counts of making false statements to the Securities and Exchange Commission, and three counts of mail fraud in connection with the AIG Transaction.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE HATHAWAY INC.
Date: September 21, 2006	By:	/s/ Marc D. Hamburg
	Name:	Marc D. Hamburg
	Title:	Vice President and Chief Financial Officer

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